EXHIBIT 23.1
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                              CONSENT OF ATTORNEYS
                              --------------------

     Reference is made to the Registration Statement of Diamond One, Inc. on Form SB-2 whereby the Company and certain shareholders of the Company propose to sell up to 2,000,000 shares of the Company's common stock. Reference is also made to Exhibit 5 included in the Registration Statement relating to the validity of the securities proposed to be issued and sold.

     We hereby consent to the use of our opinion concerning the validity of the securities proposed to be issued and sold.

                                             Very truly yours,

                                             HART & TRINEN, L.L.P.

                                             /s/ William T. Hart
                                             -----------------------------------
                                             William T. Hart

Denver, Colorado
June 30, 2004